EXHIBIT 99.1

SinglePoint CEO Shares Exciting 2020 Vision

SinglePoint Inc. (OTCQB: SING) shares a recap of 2019 and direction for 2020.

To our shareholders:

I personally want to thank all of our 24,000+ shareholders for their continuing support of SinglePoint. This year management has set an internal goal to surpass $10,000,000 in gross revenues, primarily by the Company’s subsidiary Singlepoint Direct Solar LLC (“Direct Solar” doing business as Direct Solar of America) . 2019 was a great year for SinglePoint in terms of continued fundamental improvement, setting the foundation for anticipated continued growth in 2020 and beyond. The Company achieved some significant milestones this year, it became fully reporting with the Securities and Exchange Commission, increased annual revenue, and acquired a Fifty One Percent interest in Direct Solar. We will continue to focus on creating shareholder value utilizing an acquisition strategy looking for emerging growth companies that would benefit from exposure and access to capital that a public company can provide.

Direct Solar now has over 60 people deployed across 11 states and 20 cities. In the 3rd and 4th quarters of 2019 we launched a national proprietary brand. 1606 Original Hemp capitalizes on the emerging trend in the smokable hemp market and has already been picked up by distributors and retail outlets. We also continue to expand our merchant service portfolio.

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From 2017 to 2018 our gross revenue increased over 344% and is expected to increase to approximately $3,000,000 (Three Million) in 2019 representing our largest annual reported revenue in company history. In 2020 we expect this revenue increase to continue as SinglePoint will benefit from a full operating year of Direct Solar.

My belief in SinglePoint is more concrete than ever. As the CEO and a large shareholder, I have personally invested capital into the company to expand our growth and operations. SinglePoint has made tremendous strides in sales revenue and account acquisition which gives me a high level of confidence and excitement for the future.

In 2020 management is optimistic that the establishment of solid fundamentals and the continued growth of the Company provides the opportunity to drive the Company’s market cap and overall shareholder to exceed historical levels. Over the past three years the volume weighted average price has been approximately $0.05 and our historical average daily volume has provided significant liquidity for our shareholders.(1)

The 2020 domestic Solar Market is showing continued signs of riding a new tailwind driven by talks of a New Green Deal. We anticipate that renewables will continue to be an important issue around the country, and plan to focus the majority of our attention on growth in the solar and renewables space. National media attention on the renewable energy opportunities should provide increased exposure which we believe will help drive the business, and revenue of Direct Solar, and hopefully increase our market cap and shareholder value. We are not alone in our belief in the emerging renewable energy market, recently Goldman Sachs has announced a $4,000,000,000 fund for renewable energy.

Vision for 2020

We plan to drive our 2020 vision through organic growth in high value, high opportunity markets, scale and grow revenue through synergistic acquisitions, and to invest in and develop exceptional talent within our organization and our subsidiaries. In mid 2019 we acquired Direct Solar which has grown at a greater rate than anticipated, and has developed a scalable business model that is attracting talented industry business professionals to help accelerate its rapid national footprint expansion. In just a few months since May 2019 Direct Solar has expanded into multiple states including Arizona, Texas, New Mexico, Illinois, Florida, and Missouri, South Carolina.

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Direct Solar operates under a unique national solar energy brokerage model. It helps identify and provide contractors for the installation of the best available solar energy system for any residential or commercial location. This model benefits our customers by making sure they see increased benefits and complete satisfaction, while we make sure they realize the most optimal cost savings. With various financing options, multiple choices for Solar Power technology, and 100’s of contractors to choose from, our customers value our extensive experience in creating customized solutions that meet their needs. We are changing the way people currently purchase solar. Continuing to scale Direct Solar is a strategic focus for 2020. We continue to explore additional markets and assess market viability.

In addition to the success of Direct Solar, our initial investment in Jacksam Corporation also proved to be fortuitous. Jacksam Corporation continued to grow within its market and eventually went public at an initial valuation which was higher than our initial investment. Additionally, our acquisition of Discount Indoor Garden Supplies, Inc. (“DIGS”) is beginning to produce positive results. DIGS is an established business providing white label and fulfillment services for the hemp and CBD industry. DIGS is self sustaining and continues to organically grow providing the company with additional revenue each year. Our early success with DIGS led us to reinvent SingleSeed which now provides CBD products direct to consumers at SingleSeed.com. Our exposure to the consumer CBD market allows us to identify early consumer product trends and opportunities, which we are uniquely positioned to take advantage of given our historical expertise. In late 2019 we developed and launched a proprietary brand of hemp products called “1606 Original Hemp” and 1606hemp.com. We are encouraged by the reception and demand this new product category received at the 2019 National Association of Convenience Store Show (“NACS”). Our success at NACS with the smokable hemp product allowed SinglePoint to secure a distribution agreement to distribute PrimeTime Flavored Cigars with Japan Tobacco USA, a division of Japan Tobacco International which operates in over 130 countries. I have a long history in the Consumer Product space and was a part of the initial launch of the PrimeTime product, placing it in over 25,000 accounts, in conjunction with my involvement at Premium Cigars International in which I was a principal founder prior to its Initial Public Offering on NASDAQ.

In closing, I believe best of SinglePoint is yet to come. I believe we are currently undervalued compared to our historical valuation range over the past three years, but our continued focus on the fundamentals of acquiring great businesses in emerging markets is starting to show results that should increase our shareholder value. I started SinglePoint over 13 years ago as LifeStyle Wireless. I have been the CEO of this public entity since 2011, working everyday to increase shareholder value. Through revenue and profit we expect our share price to follow suit. I believe our acquisitions have the ability to create sustainable revenue growth and profitability. I am committed to continuing to improve the Company’s profile as evidenced by SinglePoint achieving fully reporting status with the SEC and listing to the OTCQB. There is more work to do and SinglePoint is up to the challenge, I am looking forward to more positive results this year and appreciate the continued support of our shareholders.

-Go SING!

Sincerely

Greg Lambrecht

Founder and Chief Executive Officer

SinglePoint, Inc.

1. Data from - http://ih.advfn.com/stock-market/USOTC/singlepoint-inc-qb-SING/historical

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About SinglePoint Inc.

SinglePoint Inc.

(SING) invests in and acquires brands and companies that will benefit from an injection of growth capital and the sales and marketing expertise of SinglePoint. The Company's portfolio currently includes solar, Hemp and distribution tobacco products. SinglePoint is working to grow the company to a multinational brand.

About Direct Solar of America

Direct Solar of America is a subsidiary of SinglePoint Inc. (OTCQB: SING). Direct Solar of America, a solar energy brokerage, helps find and install the best available solar energy system for any building, residential or commercial.

About DIGS

DIGS operates Private Label Hemp Co which is a seed to sale full-service private label manufacturer of industrial hemp CBD products with over 10 years industry experience. All of our products are of the highest quality and include third party accredited lab Certificates of Analysis (CoA’s) demonstrating purity and potency.

About SingleSeed

SingleSeed is an ecommerce platform distributing multiple brands of hemp cbd products. We strive for quality in the products we produce and carry. SingleSeed offers the highest quality USA grown Hemp based CBD Products. We pride ourselves on providing premium products and customer service to ensure the best experience possible. SingleSeed offers a variety of CBD products from tinctures to capsules. Quality CBD you can Trust.

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For more information visit: www.SinglePoint.com

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future revenues, growth, acquisitions, financial projections, plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Corporate Communication

SinglePoint Inc.

855-711-2009

investors@SinglePoint.com

SinglePoint.com

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